UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Xenia Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

(Address of Principal Executive Offices)

(407) 246-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

ATM Program

On August 5, 2026, Xenia Hotels & Resorts, Inc. (the “Company”) and XHR LP (the “Operating Partnership”) entered into an equity distribution agreement (the “equity distribution agreement”) with Jefferies LLC, Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Regions Securities LLC and Truist Securities, Inc., as sales agents, principals and/or (except in the case of Fifth Third Securities, Inc.) forward sellers (in any such capacity, each a “Manager” and, collectively, the “Managers”) and certain of their affiliates as forward purchasers (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (“common stock”), having an aggregate gross sales price of up to $200 million through the Managers, as the Company’s sales agents or, if applicable, as forward sellers, or directly to the Managers, as principals. Prior to entry into the equity distribution agreement, the Company terminated its prior at-the-market offering program pursuant to the equity distribution agreement, dated March 2, 2018 (as amended, the “prior equity distribution agreement”), entered into with the agents named therein. At the time of the termination of the prior equity distribution agreement, an aggregate gross sales price of $200 million of common stock remained unsold under the prior equity distribution agreement.

Sales of shares of its common stock, if any, made through the Managers, as the Company’s sales agents or, if applicable, as forward sellers pursuant to the equity distribution agreement, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by the Company, the applicable Manager and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The Managers are not required to sell any specific number or dollar amount of shares of the Company’s common stock, but will use their commercially reasonable efforts consistent with the Company’s normal trading and sales practices as its sales agents or as forward sellers and subject to the terms of the equity distribution agreement and, in the case of shares offered through such Managers as forward sellers, the relevant forward sale agreements to be entered into by the Company with the related Forward Purchasers (each a “forward confirmation” and, collectively, the “forward confirmations”) to sell the shares of the Company’s common stock, as instructed by the Company and, in the case of shares offered through such Managers as forward sellers, the relevant Forward Purchasers. The shares of the Company’s common stock offered and sold through the Managers, as its sales agents or as forward sellers, pursuant to the equity distribution agreement will be offered and sold through only one Manager on any given day.

Each Manager will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of the Company’s common stock sold through it as its sales agent under the equity distribution agreement. Under the terms of the equity distribution agreement, the Company may also sell shares of its common stock to each of the Managers, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to any Manager as principal, the Company will enter into a separate terms agreement with the Manager, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward confirmation, the Company will pay the applicable Manager, as forward seller, a commission, in the form of a reduction to the initial forward sale price under the related forward confirmation, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of the Company’s common stock sold through such Manager, as forward seller, during the applicable forward hedge selling period for such shares (subject to certain adjustments).

If the Company enters into a forward confirmation with any Forward Purchaser, the Company expects that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of its common stock to hedge such Forward Purchaser’s exposure under such forward confirmation. The Company will not receive any proceeds from any sale of shares of its common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Manager acting as a forward seller.

The Company currently expects to fully physically settle each forward confirmation, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward confirmation. However, the Company will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares the Company has agreed to sell under such forward confirmation in which case the Company may not receive any proceeds from the issuance of shares of its common stock, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of its common stock (in the case of net share settlement). If the Company elects to physically settle any forward confirmation (or physical settlement is otherwise applicable), at settlement, the Company will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward confirmation on the relevant settlement date and (2) the number of shares of the Company’s common stock under such settlement, subject to the provisions of such forward confirmation. Each forward confirmation will provide that the forward price is based on the initial forward price, as adjusted on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, to be agreed upon by the Company and the Forward Purchaser under the applicable forward confirmation and, subject to decrease on certain dates specified in the relevant forward confirmation by the amount per share of quarterly dividends the Company expects to declare on its common stock during the term of such forward confirmation. The resulting price after such adjustments and reductions is the forward price on the relevant settlement date. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

The Company intends to contribute the net proceeds it receives from the issuance and sale by the Company of any shares of its common stock to or through the Managers or upon physical settlement of any forward confirmation to the Operating Partnership. The Operating Partnership intends to use such proceeds for general corporate purposes, which may include repaying amounts outstanding from time to time under its amended and restated credit agreement, secured mortgage loans, obligations under any outstanding bonds, debentures, notes or other similar debt securities, or any other debt, financing, capital lease or other obligations, working capital and capital expenditures, and potential future acquisitions. The Company will not receive any proceeds from any sale of borrowed shares of the Company’s common stock by any Forward Purchaser in connection with any forward confirmation as a hedge of such forward confirmation.

Any shares of common stock that may be offered and sold pursuant to the equity distribution agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on August 5, 2026 (File No. 333-297983) and a prospectus supplement dated August 5, 2026 and an accompanying prospectus dated August 5, 2026 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. An opinion of Venable LLP with respect to the validity of shares of the Company’s common stock is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The equity distribution agreement (which includes, as an exhibit thereto, the form of the forward confirmation) is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of certain provisions of the equity distribution agreement and the forward confirmation appearing in this Current Report on Form 8-K is not complete and is subject to, and qualified in its entirety by reference to, the equity distribution agreement (including such form of forward confirmation included therein) filed herewith as an exhibit to this Current Report on Form 8-K and incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 5, 2026, by and among Xenia Hotels & Resorts, Inc., XHR LP, Jefferies LLC, Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Regions Securities LLC and Truist Securities, Inc., as sales agents, principals and/or (except in the case of Fifth Third Securities, Inc.) forward sellers, and certain of their affiliates as forward purchasers.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in opinion filed as Exhibit 5.1 hereto).

99.1	Form of forward sale agreement, between Xenia Hotels & Resorts, Inc. and a forward purchaser (included in Exhibit 1.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: August 5, 2026	By:	/s/ Atish Shah
	Name:	Atish Shah
	Title:	Executive Vice President, Chief Financial Officer and Treasurer